Exhibit 99.1

Eiger to Participate in Cowen & Company 2016 Health Care Conference

Palo Alto, CA., February 29, 2016 /PRNewswire/ — Eiger BioPharmaceuticals, Inc. announced today plans to participate in the Cowen & Company 36th Annual Health Care Conference at the Boston Marriott Copley Place in Boston, Massachusetts.

David Cory, the President and CEO of Eiger, will present and participate in a question-and-answer session on March 8, 2016 beginning at approximately 4:30 p.m. ET.

A live webcast of the presentation and question-and-answer session will be available on the Eiger BioPharmaceuticals website at www.eigerbio.com.

A replay of the webcast will be accessible at www.eigerbio.com beginning approximately one hour following the completion of the event.

About Eiger

Eiger is a clinical-stage biopharmaceutical company committed to bringing to market novel products for the treatment of Orphan diseases. The company has built a diverse portfolio of well-characterized product candidates with the potential to address diseases for which the unmet medical need is high, the biology for treatment is clear, and for which an effective therapy is urgently needed.

Safe Harbor Statements

In connection with the proposed merger of Celladon Corporation (Nasdaq: CLDN) and Eiger BioPharmaceuticals, Inc., Celladon has filed a registration statement on Form S-4 (File No. 333-208521) with the Securities and Exchange Commission, or the SEC, including a proxy statement/prospectus/information statement. The registration statement was declared effective by the SEC on February 12, 2016. The proxy statement/prospectus/information statement and any other relevant documents filed by Celladon with the SEC may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Celladon by directing a written request to: Celladon Corporation, 12707 High Bluff Dr #200, San Diego, CA 92130, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement/prospectus/information statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Celladon and its directors and executive officers and Eiger and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Celladon in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger is included in the proxy statement/prospectus/information statement referred to above. Additional information regarding the directors and executive officers of Celladon is also included in Celladon Annual Report on Form 10-K for the year ended December 31, 2014 and the proxy statement for Celladon’s 2015 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site at www.sec.gov and from Investor Relations at Celladon at the address described above.

Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to the timing and completion of Eiger’s proposed merger with Celladon and the development and potential benefits of Eiger’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Celladon’s and Eiger’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various factors, including the risks described in the “Risk Factors” section of the proxy statement/prospectus/information statement referred to above. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eiger undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE Eiger Bio, Inc.

Investors: Jim Shaffer, Eiger Bio, Inc., 919-345-4256, jshaffer@eigerbio.com